                                                                     EXHIBIT 1.1

                           DA CONSULTING GROUP, INC.



                       2,500,000 SHARES OF COMMON STOCK



                            UNDERWRITING AGREEMENT

                               TABLE OF CONTENTS

                                                                                                                      Page
                                                                                                                      ----
Section 1.   Introductory..............................................................................................  1

Section 2.   Representations and Warranties of the Company.............................................................  2

Section 3.   Representations, Warranties and Covenants of the Selling Shareholders.....................................  8

Section 4.   Information Supplied by the Underwriters.................................................................. 10

Section 5.   Purchase, Sale and Delivery of Shares..................................................................... 11

Section 6.   Covenants of the Company.................................................................................. 12

Section 7.   Payment of Expenses....................................................................................... 15

Section 8.   Conditions of the Obligations of the Underwriters......................................................... 16

Section 9.   Reimbursement of Underwriters' Expenses................................................................... 24

Section 10.  Effectiveness of Registration Statement................................................................... 24

Section 11.  Indemnification........................................................................................... 24

Section 12.  Default of Underwriters................................................................................... 28

Section 13.  Effective Date............................................................................................ 29

Section 14.  Termination............................................................................................... 29

Section 15.  Representations and Indemnities to Survive Delivery....................................................... 29

Section 16.  Notices................................................................................................... 30

Section 17.  Successors................................................................................................ 30

Section 18.  Representation of Underwriters............................................................................ 30

Section 19.  Partial Unenforceability.................................................................................. 30

Section 20.  Counterparts.............................................................................................. 30

Section 21.  Applicable Law............................................................................................ 30

Schedule A
Schedule B
Schedule C
Schedule D

Exhibit A

                           DA CONSULTING GROUP, INC.
                      2,500,000 Shares of Common Stock/1/


                            UNDERWRITING AGREEMENT

                                                             _____________, 1998

William Blair & Company, L.L.C.
Robert W. Baird & Co. Incorporated
Pennsylvania Merchant Group Ltd.
  As Representatives of the Several
  Underwriters Named in Schedule A
c/o William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois 60606

Ladies and Gentlemen:

      SECTION 1. Introductory. DA Consulting Group, Inc. (the "Company") a Texas corporation, has an authorized capital stock consisting of _____ shares of Preferred Stock, $_____ par value, of which ________ shares were outstanding as of _________, 19___ and __________ shares, $_________ par value, of Common Stock
(the "Common Stock"), of which ________ shares were outstanding as of such date. The Company proposes to issue and sell 1,700,000 shares of its authorized but unissued Common Stock, and certain shareholders of the Company (collectively referred to as the "Selling Shareholders" and named in Schedule B) propose to sell 800,000 shares of the Company's issued and outstanding Common Stock to the several underwriters named in Schedule A as it may be amended by the Pricing Agreement hereinafter defined (the "Underwriters"), who are acting severally and not jointly. Collectively, such total of 2,500,000 shares of Common Stock proposed to be sold by the Company and the Selling Shareholders is hereinafter referred to as the "Firm Shares." In addition, the Company and the Selling Shareholders propose to grant to the Underwriters an option to purchase up to 375,000 additional shares of Common Stock (the "Option Shares") as provided in
Section 5 hereof. The Firm Shares and, to the extent such option is exercised, the Option Shares, are hereinafter collectively referred to as the "Shares."

     You have advised the Company and the Selling Shareholders that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as you deem advisable after the registration statement hereinafter referred to becomes effective, if it has not yet become effective, and the Pricing Agreement hereinafter defined has been executed and delivered.

     Prior to the purchase and public offering of the Shares by the several Underwriters, the Company, the Selling Shareholders and the Representatives, acting on behalf of the several

-------------------
/1/ Plus an option to acquire up to 375,000 additional shares to cover over-allotments.

Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company, the Selling Shareholders and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

     The Company and each of the Selling Shareholders hereby confirm their agreements with the Underwriters as follows:

     SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters that:

          (a) A registration statement on Form S-1 (File No. 333-_____) and a related preliminary prospectus with respect to the Shares have been prepared and filed with the Securities and Exchange Commission (the "Commission") by the Company in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1933 Act;" unless indicated to the contrary, all references herein to specific rules are rules promulgated under the 1933 Act); and the Company has so prepared and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. There have been or will promptly be delivered to you three signed copies of such registration statement and amendments, including signed copies of all consents and certificates of experts, three copies of each exhibit filed therewith, three copies of the registration statement and each amendment thereto as filed pursuant to the Commission's Electronic Data Gathering and Retrieval System ("EDGAR") and the related confirmation of acceptances of filing, and conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus or prospectuses and final forms of prospectus for each of the Underwriters.

          Such registration statement (as amended, if applicable) at the time it becomes effective and the prospectus constituting a part thereof (including the information, if any, deemed to be part thereof pursuant to Rule 430A(b) and/or Rule 434), as from time to time amended or supplemented, are hereinafter referred to as the "Registration Statement," and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement became or becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b)), the term Prospectus shall refer to such revised prospectus from and after the time it was provided to the Underwriters for such use. If the Company elects to rely on Rule 434 of the 1933 Act, all references to "Prospectus" shall be deemed to include, without limitation, the form of prospectus and the term sheet, if any, taken together, provided to the Underwriters by the Company in accordance with Rule 434 of the 1933 Act (the "Rule 434 Prospectus"). Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) (the "Rule 462(b) Registration Statement") shall be deemed to be part of the "Registration Statement" as defined herein, and any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the "Prospectus," as defined herein, as appropriate. The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder are hereinafter collectively referred to as the "Exchange Act."

          (b) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, and each preliminary prospectus has conformed in all material respects with the requirements of the 1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and when the Registration Statement became or becomes effective, and at all times subsequent thereto, up to the First Closing Date or the Second Closing Date hereinafter defined, as the case may be, the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable, and the Prospectus and any amendments or supplements thereto, contained or will contain all statements that are required to be stated therein in accordance with the 1933 Act and in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from any preliminary prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the preparation thereof.

          (c) The Company and its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with corporate power and authority to own their properties and conduct their business as described in the Prospectus; the Company and each of its subsidiaries are duly qualified to do business as foreign corporations under the law of, and are in good standing as such in, each jurisdiction in which they own or lease substantial properties, have an office, or in which substantial business is conducted and such qualification is required except in any such case where the failure to so qualify or be in good standing would not have a material adverse effect upon the Company and its subsidiaries taken as a whole; and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

          (d) The Company owns directly or indirectly 100 percent of the issued and outstanding capital stock of each of its subsidiaries, free and clear of any claims, liens, encumbrances or security interests and all of such capital stock has been duly authorized and validly issued and is fully paid and nonassessable. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement. Except for the shares of capital stock or other equity interests of each of the subsidiaries owned by the Company and such subsidiaries, neither the Company nor any such subsidiary owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity.

          (e) The information set forth under the caption "Capitalization" in the Prospectus is true and correct. The issued and outstanding shares of capital stock of the Company as set forth in the Prospectus have been duly authorized and validly issued, are fully paid and nonassessable, conform to the description thereof contained in the Prospectus and were not issued in violation of the preemptive or other similar rights of any person or entity or any securityholder of the Company or in violation of any agreement to which the Company or any subsidiary is a party. There is outstanding no security or other instrument that by its terms is convertible into or exchangeable for capital stock of the Company or any of its subsidiaries and there is no commitment, plan or arrangement to issue such a security or instrument.

          (f) The Shares to be sold by the Company have been duly authorized and when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, will conform to the description thereof contained in the Prospectus and will not have been issued in violation of the preemptive or other similar rights of any person or entity or any securityholder of the Company or in violation of any agreement to which the Company or any subsidiary is a party.

          (g) The making and performance by the Company of this Agreement and the Pricing Agreement have been duly authorized by all necessary corporate action and will not violate any provision of the Company's Amended and Restated Articles of Incorporation or bylaws and will not result in the breach, or be in contravention, of any provision of any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which the Company or any subsidiary is a party or by which the Company, any subsidiary or the property of any of them may be bound or affected, or any order, rule or regulation applicable to the Company or any subsidiary of any court, arbitration or other alternative dispute resolution forum, regulatory body, administrative agency or other governmental body, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, or any order of any court or governmental agency or authority entered in any proceeding to which the Company or any subsidiary was or is now a party or by which it is bound. No filing with, or consent, approval, authorization, license or qualification, decree or order of, any court, regulatory body, administrative agency or other governmental body, domestic or foreign, is required for the execution and delivery of this Agreement or the Pricing Agreement or the consummation of the transactions contemplated herein or therein, except for compliance with the 1933 Act and blue sky laws applicable to the public offering of the Shares by the several Underwriters and clearance of such offering with the National Association of Securities Dealers, Inc. ("NASD"). This Agreement (including the Pricing Agreement) has been duly authorized, executed and delivered by the Company.

          (h) The accountants who have expressed their opinions with respect to certain of the financial statements and schedules included in the Registration Statement are independent accountants as required by the 1933 Act.

          (i) The consolidated financial statements and schedules of the Company, including the notes thereto, included in the Registration Statement present fairly the consolidated financial position of the Company as of the respective dates of such financial statements, and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed in the Prospectus; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The financial information set forth in the Prospectus under the captions "Summary Financial Data" and "Selected Financial Data" has been compiled on a basis consistent with that of the audited financial statements contained in the Prospectus and presents fairly on the basis stated in the Prospectus, the information set forth therein. The Company has adopted a system of internal accounting controls for the Company and its subsidiaries sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (j) Neither the Company nor any subsidiary is in violation of its charter or in default under any law, statute, ordinance, rule, regulation or consent decree, or in default with respect to any material provision of any lease, loan agreement, franchise, license, permit or other contract obligation to which it is a party; and there does not exist any state of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, in each case, except for defaults which neither singly nor in the aggregate are material to the Company and its subsidiaries taken as a whole.

          (k) There is no domestic or foreign action, suit, proceeding, investigation or inquiry pending, or to the Company's knowledge, threatened, against or affecting the Company or any subsidiary, or of which material property owned or leased by the Company or any subsidiary is or may be the subject, or which is related to environmental or discrimination matters, which are not disclosed in the Prospectus, or which question the validity of this Agreement or the Pricing Agreement or any action taken or to be taken pursuant hereto or thereto; and the aggregate of all such pending proceedings could not have a material adverse effect on the Company and its subsidiaries taken as a whole.

          (l) There are no holders of securities of the Company having rights to registration thereof except as disclosed in the Prospectus. Holders of registration rights who are not Selling Shareholders have waived such rights with respect to the offering being made by the Prospectus.

          (m) The Company and each of its subsidiaries have good and marketable title to all the properties and assets, real, personal or mixed, reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, restriction (consensual or otherwise), charge or encumbrance of any kind except those, if any, reflected in such financial statements (or elsewhere in the Prospectus) or which are not material to the Company and its subsidiaries taken as a whole. The Company and each of its subsidiaries hold their respective leased properties under valid and binding leases.

          (n) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (o) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as contemplated by the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business, (ii) there has not been any material adverse change in their condition (financial or otherwise), results of operations or business prospects, nor any material change in their capital stock, short-term debt or long-term debt, (iii) neither the Company nor any of its subsidiaries has received notice (either formally or informally) of the termination or anticipated termination of one or more customer projects or customer or supplier or joint venture relationships currently maintained by the Company or any of its subsidiaries which termination(s) could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, and
     (iv) there has been no dividend or distribution of any kind declared or made with respect to any class of capital stock of the Company.

          (p) During a period of 180 days from the date of the Pricing Agreement, the Company will not, without the prior written consent of William Blair & Company, L.L.C., directly or indirectly, sell, offer to sell, contract to sell, grant any option for the sale of, or otherwise dispose of or transfer, any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock or securities substantially similar to

     Common Stock (except for Common Stock issued pursuant to this Agreement or pursuant to employee benefit plans referred to in the Prospectus), or file any registration statement under the 1933 Act with respect to any of the foregoing. The Company has obtained similar agreements from each of the individuals listed on Schedule B.

          (q) There is no document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. No transaction has occurred between or among the Company and any of its officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in and is not described in the Registration Statement and the Prospectus.

          (r) The Company together with its subsidiaries owns and possesses all right, title and interest in and to, or has duly licensed from third parties, all patents, patent rights, licenses, trade secrets, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, trade names, copyrights, service marks and other proprietary rights ("Trade Rights") employed in the business of the Company and each of its subsidiaries. Neither the Company nor any of its subsidiaries has received any notice of or is otherwise aware of any infringement, misappropriation or conflict with asserted rights of any third party as to such Trade Rights or of any facts or circumstances which could render any such Trade Rights invalid or inadequate to protect the interest of the Company and its subsidiaries therein; and neither the Company nor any of its subsidiaries has infringed, misappropriated or otherwise conflicted with Trade Rights of any third parties, which infringement, misappropriation or conflict would have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

          (s) The conduct of the business of the Company and each of its subsidiaries is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

          (t) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times exempt from the registration requirements of the 1933 Act and were duly registered with or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

          (u) The Company and each of its subsidiaries have filed all necessary federal, state, local and foreign income, franchise, value-added, sales and use and similar tax returns and has paid all taxes shown as due thereon and any related assessments, fines or penalties, and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company, its subsidiaries or any of their respective properties or assets that would have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole, and adequate reserves have been provided for in the financial statements referred to in Section 2(i) above for all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been determined or remains open.

          (v) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is reasonable for the conduct of their businesses and the value of their properties and as is customary in the businesses in which they are engaged.

          (w) The Company has filed a registration statement pursuant to Section 12(g) of the Exchange Act to register the Common Stock thereunder, and such registration statement has become effective; and the Company has filed an application to list the Shares on the Nasdaq National Market, and has received notification that the listing has been approved, subject to notice of issuance or sale of the Shares, as the case may be.

          (x) The Company is not, and upon issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus under "Use of Proceeds" will not be, and does not intend to conduct its business in a manner in which it would become, an "investment company" or an entity "controlled by" an "investment company," as such terms are defined in Section 3(a) of the Investment Company Act of 1940, as amended (the "Investment Company Act").

     SECTION 3. Representations, Warranties and Covenants of the Selling Shareholders.

          (a) Each Selling Shareholder severally represents and warrants to, and agrees with, the Company and the Underwriters that:

              (i) Such Selling Shareholder has, and on the First Closing Date or the Second Closing Date hereinafter defined, as the case may be, will have, valid marketable title to the Shares proposed to be sold by such Selling Shareholder hereunder on such date and full right, power and authority to enter into this Agreement, the Pricing Agreement and the Power of Attorney and Custody Agreement hereinafter referred to, and to sell, assign, transfer and deliver such Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights; and upon delivery of and payment for such Shares hereunder, the Underwriters will acquire valid marketable title thereto, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights.

              (ii) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or which might be reasonably expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

              (iii) Such Selling Shareholder has executed and delivered a Power of Attorney and Custody Agreement (the "Power of Attorney and Custody Agreement") among the Selling Shareholder, __________, _____________, and ___________ (the "Agents"), naming the Agents as such Selling Shareholder's attorneys-in-fact (and, by the execution by any Agent of this Agreement, such Agent hereby represents and warrants that he has been duly appointed as attorney-in-fact by the Selling Shareholders pursuant to the Power of Attorney and Custody Agreement) for the purpose of entering into and carrying out this Agreement and the Pricing Agreement, and the Power of Attorney and Custody Agreement has been duly executed by such Selling Shareholder and a copy thereof has been delivered to you.

              (iv) Such Selling Shareholder has deposited in custody, under the Power of Attorney and Custody Agreement with ___________________, as custodian (the "Custodian"), certificates in negotiable form for the Shares to be sold hereunder by such Selling Shareholder, for the purpose of further delivery pursuant to this Agreement. The Shares to be sold by such Selling Shareholder on deposit with the Custodian are subject to the interests of the Company, the Underwriters and the other Selling Shareholders, the arrangements made for such custody, and the appointment of the Agents pursuant to the Power of Attorney and Custody Agreement, are to that extent irrevocable, and the obligations of such Selling Shareholder hereunder and under the Power of Attorney and the Custody Agreement shall not be terminated except as provided in this Agreement, the Power of Attorney or the Custody Agreement by any act of such Selling Shareholder, by operation of law, whether, in the case of an individual Selling Shareholder, by the death or incapacity of such Selling Shareholder or, in the case of a trust or estate, by the death of the trustee or trustees or the executor or executors or the termination of such trust or estate, or, in the case of a partnership or corporation, by the dissolution, winding-up or other event affecting the legal life of such entity, or by the occurrence of any other event. If any individual Selling Shareholder, trustee or executor should die or become incapacitated, or any such trust, estate, partnership or corporation should be terminated, or if any other event should occur before the delivery of the Shares hereunder, the documents evidencing Shares then on deposit with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, termination or other event had not occurred, regardless of whether or not the Custodian, the Agents or any of them, shall have received notice thereof. Each Agent has been authorized by such Selling Shareholder to execute and deliver this Agreement and the Pricing Agreement and the Custodian has been authorized to receive and acknowledge receipt of the proceeds of sale of the Shares to be sold by such Selling Shareholder against delivery thereof and otherwise act on behalf of such Selling Shareholder.

              (v) Each preliminary prospectus, insofar as it has related to such Selling Shareholder and, to the knowledge of such Selling Shareholder in all other respects, as of its date, has conformed in all material respects with the requirements of the

          1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and the Registration Statement at the time of effectiveness, and at all times subsequent thereto, up to the First Closing Date or the Second Closing Date hereinafter defined, as the case may be, (1) such parts of the Registration Statement and the Prospectus and any amendments or supplements thereto as relate to such Selling Shareholder, and the Registration Statement and the Prospectus and any amendments or supplements thereto, to the knowledge of such Selling Shareholder in all other respects, contained or will contain all statements that are required to be stated therein in accordance with the 1933 Act and in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and (2) neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as it relates to such Selling Shareholder, and, to the knowledge of such Selling Shareholder in all other respects, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that neither clause (1) nor (2) shall have any effect if information has been given by such Selling Shareholder to the Company and the Representatives in writing which would eliminate or remedy any such untrue statement or omission.

              (vi) Such Selling Shareholder agrees with the Company and the Underwriters not to, directly or indirectly, sell, offer to sell, contract to sell, grant any option with respect to, or otherwise dispose of or transfer any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, for a period of 180 days after this Agreement becomes effective without the prior written consent of William Blair & Company, L.L.C.

          (b) In order to document the Underwriter's compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to you prior to or on the First Closing Date, as hereinafter defined, a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form of statement specified by Treasury Department regulations in lieu thereof).

     SECTION 4. Information Supplied by the Underwriters. The Representatives, on behalf of the several Underwriters, hereby advise the Company and the Selling Shareholders that the Representatives have furnished the Company for use in the Prospectus (a) the last paragraph on the cover page of the Prospectus, concerning the terms of the offering by the Underwriters; (b) the last paragraph on page 2 of the Prospectus, concerning over-allotment, stabilization and short covering by the Underwriters; (c) the third paragraph of text under the caption "Underwriting" in the Prospectus, concerning the terms of the offering by the Underwriters; and (d) the seventh paragraph under the caption "Underwriting" in the Prospectus, concerning client accounts, which are the only statements provided to the Company for use therein.

     SECTION 5. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Shareholders, severally and not jointly, agree to sell to the Underwriters named in Schedule A hereto, and the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Shareholders, respectively, 1,700,000 Firm Shares from the Company and the respective number of Firm Shares set forth opposite the names of the Selling Shareholders in Schedule B hereto at the price per share set forth in the Pricing Agreement. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full shares which (as nearly as practicable, as determined by you) bears to 1,700,000, the same proportion as the number of Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Shares to be purchased by all Underwriters under this Agreement. The obligation of each Underwriter to each Selling Shareholder shall be to purchase from such Selling Shareholder the number of full shares which (as nearly as practicable, as determined by you) bears to that number of Firm Shares set forth opposite the name of such Selling Shareholder in Schedule B hereto, the same proportion as the number of Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Shares to be purchased by all Underwriters under this Agreement. The initial public offering price and the purchase price shall be set forth in the Pricing Agreement.

     At 9:00 A.M., Chicago Time, on the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act or unless postponed in accordance with the provisions of Section 12) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act) after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company, the Company and the Custodian will deliver to you at the offices of Bracewell & Patterson, L.L.P., counsel for the Underwriters, South Tower Pennzoil Place, 711 Louisiana Street, Houston, Texas 77002, or through the facilities of The Depository Trust Company for the accounts of the several Underwriters, certificates representing the Firm Shares to be sold by them, respectively, against payment of the purchase price therefor by delivery of federal or other immediately available funds, by wire transfer or otherwise, to the Company and the Custodian. Such time of delivery and payment is herein referred to as the "First Closing Date." The certificates for the Firm Shares so to be delivered will be in such denominations and registered in such names as you request by notice to the Company and the Custodian prior to 10:00 A.M., Chicago Time, on the second business day preceding the First Closing Date, and will be made available at the Company's expense for checking and packaging by the Representatives at 10:00 A.M., Chicago Time, on the business day preceding the First Closing Date. Payment for the Firm Shares so to be delivered shall be made at the time and in the manner described above at the offices of counsel for the Underwriters.

     In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and certain of the Selling Shareholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 375,000 Option Shares, at the same purchase price per share to be paid for the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the date of the initial public offering upon notice by you to the Company and the Agents setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date, shall not be earlier than three nor later than 10 full business days after delivery of such notice of exercise. The number of Option Shares to be purchased from the Company and each such Selling Shareholder are set forth in Schedule B hereto. If less than all Option Shares are to be purchased, the number of Option Shares to be purchased from the Company and each Selling Shareholder will be reduced pro rata. The number of Option Shares to be purchased by each Underwriter shall be determined by multiplying the number of Option Shares to be sold by the Company and the Selling Shareholders pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is the total number of Firm Shares (subject to such adjustments to eliminate any fractional share purchases as you in your absolute discretion may make). Certificates for the Option Shares will be made available at the Company's expense for checking and packaging at 10:00 A.M., Chicago Time, on the business day preceding the Second Closing Date. The manner of payment for and delivery of the Option Shares shall be the same as for the Firm Shares as specified in the preceding paragraph.

     You have advised the Company and the Selling Shareholders that each Underwriter has authorized you to accept delivery of its Shares, to make payment and to receipt therefor. You, individually and not as the Representatives of the Underwriters, may make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation hereunder.

     SECTION 6. Covenants of the Company. The Company covenants and agrees that:

          (a) The Company will advise you and the Selling Shareholders promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise you and the Selling Shareholders promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any preliminary prospectus or of the Prospectus, or for additional information. The Company will use every reasonable effort to prevent the issuance of any stop order and, if one is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) The Company will give you and the Selling Shareholders notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement became or becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) and any term sheet as contemplated by Rule 434) and will furnish you and the Selling Shareholders with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which you or counsel for the Underwriters shall reasonably object.

          (c) If the Company elects to rely on Rule 434 of the 1933 Act, the Company will prepare a term sheet that complies with the requirements of Rule 434. If the Company elects not to rely on Rule 434, the Company will provide the Underwriters with copies of the form of prospectus, in such numbers as the Underwriters may reasonably request, and file with the Commission such prospectus in accordance with Rule 424(b) of the 1933 Act by the close of business in New York City on the second business day immediately succeeding the date of the Pricing Agreement. If the Company elects to rely on Rule 434, the Company will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such numbers as the Underwriters may reasonably request, by the close of business in New York on the business day immediately succeeding the date of the Pricing Agreement.

          (d) If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements thereto and including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file with the Commission at the time of effectiveness of the Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) to comply with the 1933 Act, the Company, at its expense, promptly will advise you thereof and will promptly prepare and file with the Commission an amendment or supplement (in form and substance satisfactory to counsel for the Underwriters) which will correct such statement or omission or an amendment which will effect such compliance; provided, however, in case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company upon request, but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act.

          (e) Neither the Company nor any of its subsidiaries will, prior to the earlier of the Second Closing Date or termination or expiration of the related option, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Prospectus.

          (f) Neither the Company nor any of its subsidiaries will acquire any capital stock of the Company prior to the earlier of the Second Closing Date or termination or expiration of the related option nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to shareholders of record on a date prior to the earlier of the Second Closing Date or termination or expiration of the related option, except in either case as contemplated by the Prospectus.

          (g) As soon as practicable, but not later than the Available Date (as defined below) the Company will make generally available to its securityholders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the 1933 Act. For the purpose of the preceding sentence, "Available Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the date of this Agreement, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Available Date" means the 90th day after the end of such fourth fiscal quarter.

          (h) During such period as a prospectus is required by law to be delivered in connection with offers and sales of the Shares by an Underwriter or dealer, the Company will furnish to you at its expense, subject to the proviso of subsection (d) hereof, copies of the Registration Statement, the Prospectus, each preliminary prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the 1933 Act.

          (i) The Company will cooperate with the Underwriters in qualifying or registering the Shares for sale under the blue sky laws of such jurisdictions as you designate, and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process (other than those arising out of the offering or sale of the Shares) in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

          (j) During the period of five years hereafter, the Company will furnish you and each of the other Underwriters with a copy (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission, any securities exchange or the NASD; (ii) as soon as practicable after the release thereof, of each material press release in respect of the Company; and (iii) as soon as available, of each report of the Company mailed to shareholders.

          (k) The Company will use the net proceeds received by it from the sale of the Shares being sold by it in the manner specified in the Prospectus under the caption "Use of Proceeds."

          (l) If, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430A and/or Rule 434, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A, Rule 424(b) and/or Rule 434, copies of an amended Prospectus, or, if required by such Rule 430A and/or Rule 434, a post-effective Amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted. If required, the Company will prepare and file, or transmit for filing, a Rule 462(b) Registration Statement not later than the date of the execution of the Pricing Agreement. If a Rule 462(b) Registration Statement is filed, the Company shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111. The Company will use all efforts to cause any post-effective amendment to be declared effective as promptly as practical.

          (m) The Company will list the Common Stock with the Nasdaq National Market and will comply with all registration, filing and reporting requirements of the Exchange Act and the Nasdaq National Market. In its first filing on Form 10-K or Form 10-Q after the date hereof, the Company will report the Use of Proceeds from the sale of the Shares by the Company.

     SECTION 7. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, the Company agrees to pay (i) all costs, fees and expenses (other than legal fees and disbursements of counsel for the Underwriters and the expenses incurred by the Underwriters) incurred in connection with the performance of the Company's obligations hereunder, including without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and of the Company's independent accountants and other advisors, all costs and expenses incurred in connection with the preparation, printing, filing and distribution of the Registration Statement, each preliminary prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Pricing Agreement and the blue sky memorandum,
(ii) all costs, fees and expenses (including reasonable legal fees and disbursements of counsel for the Underwriters) incurred by the Underwriters (A) in connection with qualifying or registering all or any part of the Shares for offer and sale under state securities or blue sky laws, including the preparation of a blue sky memorandum and any supplement thereto relating to the Shares, and (B) incident to the review by the NASD of the terms of the offering and clearance of such offering with the NASD; (iii) all fees and expenses of the Company's transfer agent and registrar, printing of the certificates representing the Common Stock, including the Shares, and all duties and transfer taxes, if any, with respect to the sale and delivery of the Shares to the several Underwriters; and (iv) all fees and expenses incurred in connection with listing the Common Stock and the Shares on the Nasdaq National Market.

     The provisions of this Section shall not affect any agreement which the Company and the Selling Shareholders may make for the allocation or sharing of such expenses and costs.

     SECTION 8. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Option Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder, and to the following additional conditions:

          (a) The Registration Statement shall have become effective either prior to the execution of this Agreement or not later than 1:00 P.M., Chicago Time, on the first full business day after the date of this Agreement, or such later time as shall have been consented to by you but in no event later than 1:00 P.M., Chicago Time, on the third full business day following the date hereof; and prior to the First Closing Date or the Second Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, the Selling Shareholders or you, shall be contemplated by the Commission. If the Company has elected to rely upon Rule 430A and/or Rule 434, the information concerning the initial public offering price of the Shares and price-related information shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed period and the Company will provide evidence satisfactory to the Representatives of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430A and 424(b)). If a Rule 462(b) Registration Statement is required, such Registration Statement shall have been transmitted to the Commission for filing and become effective within the prescribed time period and, prior to the First Closing Date, the Company shall have provided evidence of such filing and effectiveness in accordance with Rule 462(b).

          (b) The Shares shall have been qualified for sale under the state securities or blue sky laws of such states as shall have been specified by the Representatives.

          (c) The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement and the Pricing Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters exercising reasonable judgment.

          (d) You shall not have advised the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact, which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

          (e) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries, whether or not arising in the ordinary course of business, which, in the judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.

          (f) The Shares shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance or sale, as the case may be.

          (g) At the time of execution of this Agreement, the Representatives shall have received agreements substantially in the form of Exhibit B signed by each of the individuals identified on Schedule C hereto.

          (h) There shall have been furnished to you, as Representatives of the Underwriters, on the First Closing Date or the Second Closing Date, as the case may be, except as otherwise expressly provided below:

              (i) An opinion of Pepper, Hamilton & Scheetz LLP, counsel for the Company and for the Selling Shareholders, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                    (1) the Company has been duly incorporated and is validly
              existing as a corporation in good standing under the laws of the State of Texas, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and is duly qualified as a foreign corporation to transact business, and is in good standing in, each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property, or the conduct of its business, except where the failure so to qualify or to be in good standing would not have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole;

                    (2) each subsidiary of the Company has been duly
              incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and is duly qualified as a foreign corporation to transact business, and is in good standing in, each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of its business, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole;

                    (3) all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized, validly issued and is fully paid and nonassessable, and, the Company owns directly or indirectly 100 percent of the outstanding capital stock of each subsidiary, and to the best knowledge of such counsel, such stock is owned free and clear of any claims, liens, encumbrances or security interests;

                    (4) the authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Description of Capital Stock" (except for subsequent issuances, if any, pursuant to stock options or other rights referred to in the Prospectus), conforms as to legal matters in all material respects to the description thereof in the Registration Statement and Prospectus;

                    (5) the shares of issued and outstanding capital stock of
              the Company have been duly authorized, are validly issued, are fully paid and nonassessable and were not issued in violation of the preemptive or other similar rights of any person or entity or any securityholder of the Company or in violation of any agreement to which the Company or any subsidiary is a party; and except as disclosed in the Prospectus, there are no outstanding options, warrants or other rights requiring the issuance of, and no commitments or obligation to issue, any shares of capital stock of the Company of any of its subsidiaries or any security convertible into or exchangeable for capital stock of the Company or any of its subsidiaries;

                    (6) the certificates for the Shares to be delivered
              hereunder are in due and proper form, and when delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement and the Pricing Agreement, the Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable and free of any pledge, lien, encumbrance or claim; the Shares have not been issued in violation of the preemptive or other similar rights of any person or entity or any securityholder of the Company or in violation of any agreement to which the Company or any subsidiary is a party; and no holder of the Shares is subject to personal liability for debts of the Company by reason of being such a holder;

                    (7) the Registration Statement has become effective under
              the 1933 Act, the Prospectus has been filed pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b), to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, and the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434, if applicable), the Prospectus and each amendment or supplement thereto (except for the financial statements or financial data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act; such counsel have no reason to believe that either the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434, if applicable) or the Prospectus, or the Registration Statement or the Prospectus as amended or supplemented (except as aforesaid), as of their respective effective or issue dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as amended or supplemented, if applicable, as of the First Closing Date or the Second Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                    (8) the statements in the Registration Statement and the
              Prospectus summarizing statutes, rules and regulations are accurate and fairly and correctly present in all material respects the information required to be presented by the 1933 Act and such counsel does not know of any statutes, rules and regulations required to be described or referred to in the Registration Statement or the Prospectus that are not described or referred to therein as required; and such counsel does not know of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed, as required;

                    (9) the statements under the captions "Management--Executive
              Compensation" and "--Employee Benefit Plans," "Certain Transactions," "Description of Capital Stock" and "Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information called for with respect to such documents and matters;

                    (10) this Agreement and the Pricing Agreement and the
              performance of the Company's obligations hereunder have been duly authorized by all necessary corporate action and this Agreement and the Pricing Agreement have been duly executed and delivered by and on behalf of the Company, and are legal, valid and binding agreements of the Company, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except as to those provisions relating to indemnities for liabilities arising under the 1933 Act as to which no opinion need be expressed;

                    (11) except as set forth and described as required in the
              Prospectus to such counsel's knowledge, there is not pending or threatened action, suit or proceeding before any court or governmental agency or body, to which the Company or any of its subsidiaries is a party, which might reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries taken as a whole or prevent or interfere with the consummation of this Agreement and the Pricing Agreement or the performance of its obligations hereunder or thereunder;

                    (12) no authorization, approval, consent or order of any
              court or governmental authority or agency (other than under the 1933 Act and the rules of the NASD, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which such counsel need express no opinion) is required to be obtained by the Company for the due authorization, execution and delivery of this Agreement and the Pricing Agreement or for the offering, issuance or sale of the Shares to the Underwriters; and the execution, delivery and performance of this Agreement and the Pricing Agreement and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder (including the use of the proceeds from the sale of the Shares as described in the prospectus under the caption "Use of Proceeds") will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of any indenture, mortgage, deed of trust, loan or credit agreement, note or guaranty to which the Company or any subsidiary is a party or by which any of their respective property is bound, or to such counsel's knowledge, any other agreement or instrument to which the Company or any subsidiary is a party or by which any of their respective property is bound, nor will such action violate any law, statute, order, rule or regulation of any court, arbitration or other alternative dispute resolution forum, regulatory body or governmental agency, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries of any of their properties, or result in any violation of the provisions of the Amended and Restated Articles of Incorporation or bylaws of the Company;

                    (13) there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement;

                    (14) the Company is not an "investment company" or any
              entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act;

                    (15) all prior offers and sales of the Company's capital
              stock were at all relevant times exempt from the registration requirements of the 1933 Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws;

                    (16) with respect to each Selling Shareholder, this
              Agreement and the Pricing Agreement have been duly authorized, executed and delivered by or on behalf of each such Selling Shareholder; the Agents and the Custodian for each such Selling Shareholder have been duly and validly authorized to carry out all transactions contemplated herein on behalf of each such Selling Shareholder; and the performance of this Agreement and the Pricing Agreement and the consummation of the transactions herein contemplated by such Selling Shareholders will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan or credit agreement, note or guaranty to which any of such Selling Shareholders is a party or by which any are bound or to which any of the property of any such Selling Shareholders is subject, or to such counsel's knowledge, any other agreement or instrument to which any of such Selling Shareholders is a party or by which any are bound or to which any of the property of any such Selling Shareholders is subject, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over any of such Selling Shareholders or any of their properties; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement and the Pricing Agreement in connection with the sale of Shares to be sold by such Selling Shareholders hereunder, except such as have been obtained under the 1933 Act and such as may be required under applicable blue sky laws in connection with the purchase and distribution of such Shares by the Underwriters and the clearance of such offering with the NASD;

                    (17) each Selling Shareholder has full right, power and
              authority to enter into this Agreement and the Pricing Agreement and to sell, transfer and deliver the Shares to be sold on the First Closing Date or the Second Closing Date, as the case may be, by such Selling Shareholder hereunder; and each Selling Shareholder has good and marketable title to such Shares so sold, free and clear of all voting trust arrangements, pledges, liens, encumbrances, equities, claims and community property rights whatsoever, and the Underwriters (who counsel may assume to be bona fide purchasers) have acquired good and marketable and unencumbered title to the Shares purchased by them from the Selling Shareholders hereunder; and

                    (18) this Agreement and the Pricing Agreement are legal,
              valid and binding agreements of each Selling Shareholder except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except with respect to those provisions relating to indemnities for liabilities arising under the 1933 Act, as to which no opinion need be expressed.

              Such opinion shall also state that nothing has come to such counsel's attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial data included therein, as to which such counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein no misleading or that the Prospectus (except for financial statements and schedules and other financial data included therein, as to which such counsel need make no statement), on the date thereof or on the applicable Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (ii) Such opinion or opinions of Bracewell & Patterson, L.L.P., counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the validity of the Shares to be sold by the Company, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they request for the purpose of enabling them to pass upon such matters.

              (iii) A certificate of the president and chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                    (1) the representations and warranties of the Company set
              forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

                    (2) the Commission has not issued an order preventing or
              suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

              The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (1) and (2) of this subparagraph to be set forth in said certificate.

              (iv) A certificate of each Selling Shareholder dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that the representations and warranties of such Selling Shareholder set forth in Section 3 of this Agreement are true and correct as of such date and the Selling Shareholder has complied with all the agreements and satisfied all the conditions on the part of such Selling Shareholder to be performed or satisfied at or prior to such date.

              (v) At the time the Pricing Agreement is executed and also on the First Closing Date or the Second Closing Date, as the case may be, there shall be delivered to you a letter addressed to you, as Representatives of the Underwriters, from Coopers & Lybrand L.L.P., independent accountants, the first one to be dated the date of the Pricing Agreement, the second one to be dated the First Closing Date and the third one (in the event of a second closing) to be dated the Second Closing Date, to the effect set forth in Schedule D. There shall not have been any change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase of the Shares as contemplated hereby.

              (vi) Such further certificates and documents as you may reasonably request.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Bracewell & Patterson, L.L.P., counsel for the Underwriters, which approval shall not be unreasonably withheld. The Company shall furnish you with such number of manually signed and conformed copies of such opinions, certificates, letters and documents as you request.

     If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company and the Selling Shareholders without liability on the part of any Underwriter or the Company or any Selling Shareholder, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 7 and 9 hereof and except to the extent provided in
Section 11 hereof.

     SECTION 9. Reimbursement of Underwriters' Expenses. If the sale to the Underwriters of the Shares on the First Closing Date is not consummated because any condition of the Underwriters' obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company or the Selling Shareholders to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 7 and Section 11 shall at all times be effective and shall apply.

     SECTION 10. Effectiveness of Registration Statement. You, the Company and the Selling Shareholders will use your, its and their best efforts to cause the Registration Statement to become effective, if it has not yet become effective, and to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

     SECTION 11. Indemnification.

          (a) The Company and each Selling Shareholder, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other foreign, federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company and/or such Selling Shareholders, as the case may be), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A and/or Rule 434, if applicable, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor any Selling Shareholder will be liable in any such case to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein; or (ii) if such statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus and (1) any such loss, claim, damage or liability suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased Shares which are the subject thereof from such Underwriter in the offering and (2) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the 1933 Act. In addition to their other obligations under this Section 11(a), the Company and the Selling Shareholders agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(a), they will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's and the Selling Shareholders' obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Company and the Selling Shareholders may otherwise have.

     Without limiting the full extent of the Company's agreement to indemnify each Underwriter, as herein provided, each Selling Shareholder shall be liable under the indemnity agreements contained in paragraph (a) of this Section only for an amount not exceeding the proceeds received by such Selling Shareholder from the sale of Shares hereunder.

          (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each Selling Shareholder and each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer, Selling Shareholder or controlling person may become subject under the 1933 Act, the Exchange Act or other foreign, federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with Section 4 of this Agreement or any other written information furnished to the Company by such Underwriter through the Representatives specifically for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer, Selling Shareholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to their other obligations under this Section 11(b), the Underwriters agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(b), they will reimburse the Company and the Selling Shareholders on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company and the Selling Shareholders for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes any unconditional release of such indemnified party from all liability arising out of such proceeding.

          (d) If the indemnification provided for in this Section is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds of the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discount received by the Underwriters. The relative fault of the Company and the Selling Shareholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to sate a material fact relates to information supplied by the Company or by the Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                 The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section are several in proportion to their respective underwriting commitments and not joint.

          (e) The provisions of this Section shall survive any termination of this Agreement.

     SECTION 12. Default of Underwriters. It shall be a condition to the agreement and obligation of the Company and the Selling Shareholders to sell and deliver the Shares hereunder, and of each Underwriter to purchase the Shares hereunder, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on the First Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10 percent of the total number of Shares which the Underwriters are obligated to purchase on the First Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to the Representatives and the Company and the Selling Shareholders for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company or the Selling Shareholders, except for the expenses to be paid by the Company pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof.

     In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     SECTION 13. Effective Date. This Agreement shall become effective immediately as to Sections 7, 9, 11 and 14 and as to all other provisions at 10:00 A.M., Chicago Time, on the day following the date upon which the Pricing Agreement is executed and delivered, unless such a day is a Saturday, Sunday or holiday (and in that event this Agreement shall become effective at such hour on the business day next succeeding such Saturday, Sunday or holiday); but this Agreement shall nevertheless become effective at such earlier time after the Pricing Agreement is executed and delivered as you may determine on and by notice to the Company and the Selling Shareholders or by release of any Shares for sale to the public. For the purposes of this Section, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of telegrams (i) advising Underwriters that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first.

     SECTION 14. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

          (a) This Agreement may be terminated by the Company by notice to you and the Selling Shareholders or by you by notice to the Company and the Selling Shareholders at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company or the Selling Shareholders to any Underwriter (except for the expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof) or of any Underwriter to the Company or the Selling Shareholders.

          (b) This Agreement may also be terminated by you prior to the First Closing Date, and the option referred to in Section 5, if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) trading in securities on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by Illinois, New York, or United States authorities, or (iii) there shall have been any change in financial markets or in national or international political, economic or financial conditions which, in the opinion of the Representatives, either renders it impracticable or inadvisable to proceed with the offering any sale of the Shares on the terms set forth in the Prospectus or materially and adversely affects the market for the Shares, or (iv) there shall have been an outbreak of major armed hostilities or an escalation thereof which in the opinion of the Representatives makes it impractical or inadvisable to offer or sell the Shares, or (v) there has been, since the effective date of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business. Any termination pursuant to this paragraph (b) shall be without liability on the part of any Underwriter to the Company or the Selling Shareholders or on the part of the Company to any Underwriter or the Selling Shareholders (except for expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof).

     SECTION 15. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Shareholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, principals, members, officers or directors or any controlling person, or the Selling Shareholders as the case may be, and will survive delivery of and payment for the Shares sold.

     SECTION 16. Notices. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telecopied and confirmed to you c/o William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois 60606, Attention: Kelley R. Drake (telecopier number: 312-368-
9418) with a copy to Bracewell & Patterson, L.L.P., South Tower Pennzoil Place, 711 Louisiana Street, Houston, Texas 77002-2781, Attention: Gary W. Orloff (telecopier number: 713-221-1212); if sent to the Company will be mailed, delivered or telecopied and confirmed to the Company at its corporate headquarters, Attention: Patrick J. Newton, Chief Operating Officer (telecopier number: 713-361-3560) with a copy to Pepper, Hamilton & Scheetz LLP, 3000 Two Logan Square, 18th and Arch Street, Philadelphia, Pennsylvania 19103-2799,
Attention: Barry M. Abelson (telecopier number: 215-981-4750); and if sent to the Selling Shareholders will be mailed, delivered or telecopied and confirmed to the Agents and the Custodian c/o the Company and the Representatives, with a copy to Pepper, Hamilton & Scheetz LLP, Attention: Barry M. Abelson.

     SECTION 17. Successors. This Agreement and the Pricing Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 11, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

     SECTION 18. Representation of Underwriters.  You will act as
Representative for the several Underwriters in connection with this financing, and any action under or in respect of this Agreement taken by you will be binding upon all the Underwriters.

     SECTION 19. Partial Unenforceability. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section paragraph or provision hereof.

     SECTION 20. Counterparts. This Agreement and the Pricing Agreement may each be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement and Pricing Agreement, respectively.

     SECTION 21. Applicable Law. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed counterparts hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholders and the several Underwriters including you, all in accordance with its terms.

                              Very truly yours,
                              DA Consulting Group, Inc.


                              By ____________________________________
                                 Name:
                                 Title:

                              SELLING SHAREHOLDERS NAMED IN SCHEDULE B


                              By ____________________________________
                                 Agent and Attorney-in-Fact on behalf
                                 of each Selling Shareholder named in
                                 in Schedule B to this Agreement

The foregoing Agreement is hereby
confirmed and accepted as of
the date first above written.

WILLIAM BLAIR & COMPANY, L.L.C.
ROBERT W. BAIRD & CO. INCORPORATED
PENNSYLVANIA MERCHANT GROUP LTD.

Acting as Representatives of the several
Underwriters named in Schedule A

By:  William Blair & Company, L.L.C.


     By ____________________________
        Principal

                                  SCHEDULE A



                                                        Number of
                                                        Firm Shares
Underwriter                                          to be Purchased
-----------                                          ---------------

William Blair & Company, L.L.C.

Robert W. Baird & Co. Incorporated

Pennsylvania Merchant Group ltd.




                                                        ---------
                               TOTAL                    2,500,000
                                                        =========

                                  SCHEDULE B


                                        Number of     Number of
                                       Firm Shares  Option Shares
                                       to be Sold    to be Sold
                                       ----------    ----------
Company                                 1,700,000      120,000
-------

Selling Shareholders:

     Nicholas H. Marriner                   -0-         23,814

     Patrick J. Newton                     60,480        -0-

     Michael J. Mackey                      -0-          4,200

     Virginia L. Pierpont                 131,321        -0-

     Amicable Discretionary Trust         133,392        -0-

     Worcester Discretionary Trust        132,133       43,152

     Woodbourne Discretionary Trust        34,441       57,834

     Piero Granelli                        80,438        -0-

     Alison Smith                         147,000       37,800

     Cynthia Gibson                        80,795        -0-

     David Michael Payne Settlement         -0-         88,200

                                       ----------    ----------
     TOTAL                              2,500,000      375,000
                                       ==========    ==========

                                  SCHEDULE C

                 Officers, Directors and Certain Shareholders
                         Executing Lock-Up Agreements

Amicable Discretionary Trust
Worcester Discretionary Trust
Woodbourne Discretionary Trust
Virginia L. Pierpont
Nicholas H. Marriner
Patrick J. Newton
Michael J. Mackey
Nigel Curlet
Gunther Fritze
Richard W. Thatcher, Jr.
Lisa L. Costello
Eric Fernette
Joe van der Westhuizen
Piero Granelli
Alison Smith
Cynthia Gibson
David Michael Payne Settlement

                                  SCHEDULE D

                  Comfort Letter of Coopers & Lybrand L.L.P.

     (i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act.

     (ii) In their opinion the consolidated financial statements and schedules of the Company and its subsidiaries included in the Registration Statement and the consolidated financial statements of the Company from which the information presented under the captions "Summary Financial Data" and "Selected Financial Data" has been derived which are stated therein to have been examined by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act.

     (iii) On the basis of specified procedures (but not an examination in accordance with generally accepted auditing standards), including inquiries of certain officers of the Company and its subsidiaries responsible for financial and accounting matters as to transactions and events subsequent to _______________, 19__, a reading of minutes of meetings of the shareholders and directors of the Company and its subsidiaries since ______________, 19__, a reading of the latest available interim unaudited consolidated financial statements of the Company and its subsidiaries (with an indication of the date thereof) and other procedures as specified in such letter, nothing can to their attention which caused them to believe that (i) the unaudited consolidated financial statements of the Company and its subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act or that such unaudited financial statements are not fairly presented in accordance with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, and (ii) at a specified date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there was any change in the capital stock or long-term debt or short-term debt (other than normal payments) of the Company and its subsidiaries on a consolidated basis or any decrease in consolidated net current assets or consolidated shareholders' equity as compared with amounts shown on the latest unaudited balance sheet of the Company included in the Registration Statement or for the period from the date of such balance sheet to a date not more than three days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there were any decreases, as compared with the corresponding period of the prior year, in consolidated net sales, consolidated income before income taxes or in the total or per share amounts of consolidated net income except, in all instances, for changes or decreases which the Prospectus discloses have occurred or may occur or which are set forth in such letter.

     (iv) They have carried out specified procedures, which have been agreed to by the Representatives, with respect to certain information in the Prospectus specified by the Representatives, and on the basis of such procedures, they have found such information to be in agreement with the general accounting records of the Company and its subsidiaries.

                                                                       EXHIBIT A

                               PRICING AGREEMENT
                      2,500,000 Shares of Common Stock/1/


                                                               ____________,1998

William Blair & Company, L.L.C.
Robert W. Baird & Co. Incorporated
Pennsylvania Merchant Group Ltd.
  As Representatives of the Several
  Underwriters
c/o William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois 60606

Ladies and Gentlemen:

     Reference is made to the Underwriting Agreement dated __________, 1998 (the "Underwriting Agreement") relating to the sale by the Company and the Selling Shareholders and the purchase by the several Underwriters for whom William Blair & Company, L.L.C., Robert W. Baird & Co. Incorporated and Pennsylvania Merchant Group Ltd. are acting as representatives (the "Representatives"), of the above Shares. All terms herein shall have the definitions contained in the Underwriting Agreement except as otherwise defined herein.

     Pursuant to Section 5 of the Underwriting Agreement, the Company and each of the Selling Shareholders agree with the Representatives as follows:

     1. The initial public offering price per share for the Shares shall be $__________.

     2. The purchase price per share for the Shares to be paid by the several Underwriters shall be $_________, being an amount equal to the initial public offering price set forth above less $_________ per share.

     Schedule A is amended as follows:


     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed counterparts hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholders and the several Underwriters, including you, all in accordance with its terms.



-----------------
/1/ Plus an option to acquire up to 375,000 additional shares to cover over-allotments.

                              Very truly yours,

                              DA Consulting Group, Inc.


                              By ______________________________
                                 Name:
                                 Title:


                                 Selling Shareholders Named in Schedule B to the above-referenced Underwriting Agreement


                              By ______________________________
                                 Agent and Attorney-in-Fact on behalf of each Selling Shareholder named in Schedule B to the above-referenced Underwriting Agreement


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

WILLIAM BLAIR & COMPANY, L.L.C.
ROBERT W. BAIRD & CO. INCORPORATED
PENNSYLVANIA MERCHANT GROUP LTD.

Acting as Representatives of the
several Underwriters named in Schedule A

By William Blair & Company, L.L.C.


By__________________________
     Principal

                                                                       EXHIBIT B


                             ______________, 1998



William Blair & Company, L.L.C.
Robert W. Baird & Co. Incorporated
Pennsylvania Merchant Group Ltd.
  As Representatives of the Several
  Underwriters Named in Schedule A
  to the Underwriting Agreement
  hereinafter referred to
c/o William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois 60606

     Re:  Proposed Public Offering by DA Consulting Group, Inc.
          -----------------------------------------------------

Ladies and Gentlemen:

     The undersigned, a [shareholder, officer and/or director] of DA Consulting Group, Inc. (the "Company"), understands that William Blair & Company, L.L.C. ("William Blair"), Robert W. Baird & Co. Incorporated and Pennsylvania Merchant Group Ltd. propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Company providing for the public offering of shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), and a related Pricing Agreement (the "Pricing Agreement") which will set forth, among other things, the initial public offering price of the Shares. In recognition of the benefit that such an offering will confer upon the undersigned as a [shareholder, officer and/or director] of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 180 days from the date of the Pricing Agreement, the undersigned will not, without the prior written consent of William Blair, as representative of the several underwriters named in the Underwriting Agreement, directly or indirectly, sell, offer to sell, contract to sell, grant any option for the sale of, or otherwise dispose of or transfer, any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing.

                                    Very truly yours,


                                    Signature:____________________
                                    Print Name:___________________